UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
July 19, 2010
TARGA RESOURCES PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-33303	65-1295427
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)
1000 Louisiana, Suite 4300
Houston, TX 77002
(Address of principal executive office and Zip Code)
(713) 584-1000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry Into a Material Definitive Agreement.
Credit Agreement
     On July 19, 2010, Targa Resources Partners LP (the “Partnership”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent, collateral agent, swing line lender and L/C issuer and the lenders signatory thereto (the “Lenders”). The Credit Agreement amends and restates the Partnership’s existing credit facility to provide for a five-year revolving credit facility in an initial aggregate principal amount up to $1,100,000,000 (with an option to increase such maximum aggregate principal amount by up to $300,000,000) and a $100,000,000 swing line sub-facility. The full amount of the revolving credit facility is available for the issuance of letters of credit. The Credit Agreement matures on July 17, 2015, at which time all unpaid principal and interest is due.
The revolving credit facility bears interest at the Partnership’s option, at the highest of the lender’s prime rate, the federal funds rate plus 0.5% and the one-month LIBOR rate plus 1.0%, plus an applicable margin ranging from 1.25% to 2.50% dependent on the Partnership’s total leverage ratio, or LIBOR plus an applicable margin ranging from 2.25% to 3.50% dependent on the Partnership’s total leverage ratio. The Credit Agreement is secured by substantially all of our assets.
The Credit Agreement restricts our ability to make distributions of available cash to unitholders if we are in any default or an event of default (as defined in the Credit Agreement) exists. The Credit Agreement requires us to maintain a total leverage ratio (the ratio of consolidated indebtedness to our consolidated adjusted EBITDA, in each case as defined in the Credit Agreement) of no more than 5.50 to 1.00, determined as of the last day of each quarter for the four-fiscal quarter period ending on the date of determination, beginning with the fiscal quarter ending September 30, 2010. We are also required to maintain a senior leverage ratio of no more than 4.00 to 1.00 determined as of the last day of each quarter for the four-fiscal quarter period ending on the date of determination, beginning with the fiscal quarter ending September 30, 2010. The Credit Agreement also requires us to maintain an interest coverage ratio (the ratio of our consolidated adjusted EBITDA to our consolidated interest expense, as defined in the credit agreement) of no less than 2.25 to 1.00 determined as of the last day of each quarter for the four-fiscal quarter period ending on the date of determination, beginning with the fiscal quarter ending September 30, 2010. In addition, the Credit Agreement contains various covenants that may limit, among other things, our ability to:
• incur indebtedness;
• grant liens;
• make investments;
• repay indebtedness;
• merge or consolidate;
• sell assets; and
• engage in transactions with affiliates.
The Credit Agreement provides that each of the following is an Event of Default: (i) default for 5 days in the payment when due of interest, fees or any other amount (other than principal) of any obligation under the Credit Agreement; (ii) default in the payment when due of the principal of any obligation under the Credit Agreement; (iii) failure by the Partnership or any guarantor to comply with certain affirmative covenants or negative covenants, including the financial covenants described above; (iv) failure by the Partnership or any guarantor to comply for 30 days after written notice with any of the other agreements in the Credit Agreement; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Partnership or any of the Partnership’s subsidiaries (or the payment of which is guaranteed by the Partnership or any of its subsidiaries), if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a “Payment Default”); or (b) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates in excess of 3.0% of the Partnership’s consolidated net tangible assets; (vi) failure by the Partnership or any of the Partnership’s restricted subsidiaries to pay final judgments aggregating in excess of 3.0% of the Partnership’s consolidated net tangible assets, which judgments are not paid, discharged or stayed for a period of 30 days; (vii) except as permitted by the Credit Agreement, any material provision of any document related to the Credit Agreement shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or the Partnership or any guarantor, or any person acting on behalf of the Partnership or any guarantor, shall deny or disaffirm its obligations under any document related to the Credit Agreement; and (viii) certain events of bankruptcy or insolvency described in the Credit Agreement with respect to the Partnership or any of the Partnership’s restricted subsidiaries. In the case of an

Event of Default arising from certain events of bankruptcy or insolvency with respect to the Partnership, all outstanding obligations will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the holders of more than 50% of the then outstanding principal amount of the obligations may declare all the outstanding obligations to be due and payable immediately.
     This description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 1.01 by reference.
Relationships
     Certain of the Lenders or their respective affiliates have performed investment banking, financial advisory and commercial banking services for the Partnership and certain of the Partnership’s affiliates, for which they have received customary compensation, and they may continue to do so in the future. The Partnership has entered into derivative financial transactions with affiliates of Bank of America, N.A., and certain of the other Lenders on terms it believes to be customary in connection with these transactions. An affiliate of Bank of America, N.A. holds an equity interest in Targa Resources Investments Inc., which indirectly owns our general partner. In addition, certain of the Lenders or their respective affiliates hold positions in the Partnership’s common units.
Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01	— Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Credit Agreement, dated July 19, 2010, by and among Targa Resources Partners LP, Bank of America, N.A. and the other parties signatory thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES PARTNERS LP
	By:	Targa Resources GP LLC,
its general partner

Dated: July 21, 2010	By:	/s/ Jeffrey J. McParland
Jeffrey J. McParland
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Amended and Restated Credit Agreement, dated July 19, 2010, by and among Targa Resources Partners LP, Bank of America, N.A. and the other parties signatory thereto.